Exhibit 10.36

FOURTH AMENDMENT TO
RESEARCH AND LICENCE AGREEMENT
(this “Amendment”)

Effective Date: March 30, 2018

By and between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of P O Box 95, Rehovot 76100, Israel
(hereinafter, “Yeda”)

and

CELL SOURCE LIMITED
a company duly registered under the laws of Israel of 5 Kineret Street, Bnei Brak  5126237
(hereinafter, “Cell Source”)

WHEREAS
Yeda and Cell Source are parties (the “Parties”) to a research and licence agreement dated October 3, 2011, as amended by a first amendment thereto dated April 8, 2014 a second amendment thereto dated November 28, 2016, and a third amendment dated March 29, 2018 (together, "the R&L Agreement”); and

WHEREAS
Professor Yair Reisner is leaving the Weizmann Institute of Science (the “Institute”) and commencing employment at the University of Texas M.D. Anderson Cancer Center, (hereinafter “MDA”) in Texas in the United States of America; and

WHEREAS	the Parties are aware that Prof. Ruth Arnon shall be assuming the role of supervising the Research as defined in the R&L Agreement; and

WHEREAS	the Parties also wish to modify the R&L Agreement with respect to the milestones and other aspects of the Research;

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1.
Terms and phrases used in this Amendment which are defined in the R&L Agreement shall have in this Amendment the same meaning as that attributed to them in the R&L Agreement, unless otherwise expressly defined in this Amendment.

2.
This Amendment and the R&L Agreement shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matter hereof. Subject to the modifications contained herein, the provisions of the R&L Agreement shall remain unaltered and in full force and effect.

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3.	The above preamble and sections form an integral part of this Amendment.

4.
Cell Source acknowledges that it has, and shall have, no claim against Yeda, the Institute, or Prof. Yair Reisner, or their continued use of IP owned by Yeda and licensed to the Company with regard to the departure of Prof. Yair Reisner from the Institute.

5.	Clause 3 of the R&L Agreement shall be modified, with effect as of the Effective Date, whereby:

5.1 The Research Budget for the seventh year of the Research shall be decreased from seven hundred fifty thousand (US$ 750,000) dollars (as having been reduced in Section 2.2.1 of the Third Amendment) to five hundred thousand (US$ 500,000) dollars, so that:

a.	Instalments paid with respect to the period between October 2017 – March 2018 shall not be effected;

b.
The instalment payable with respect to the Research conducted during April-June 2018 shall be in the amount of one hundred thousand (US$ 100,000) dollars, in place of two hundred thousand (US$ 200,000) dollars; and

c.
The instalment payable with respect to the Research conducted during July-September 2018 shall be in the amount of fifty thousand (US$ 50,000) dollars, in place of two hundred thousand (US$ 200,000) dollars.

5.2 The Research Budget for the eighth year of the Research shall be the amount of one hundred thousand (US$ 100,000) dollars, payable in the following instalments:

a.	For the period of October-December 2018: fifty thousand (US$ 50,000) dollars;

b.	For the period of January-March 2019: twenty-five thousand (US$ 25,000) dollars;

c.	For the period of April-June 2019: twenty-five thousand (US$ 25,000) dollars.

5.3 The final paragraph of clause 3 thereto shall be deleted in its entirety.

6.
The milestone stated in Clause 13.2.1(a) (by January 1, 2018, to have successfully filed a pre-IND application in respect of a Product with the FDA or other equivalent regulatory agency in another country) is deemed achieved based upon the representations provided by the Company in respect of ‘internal IND’ procedures having been concluded at MDA.

7.	The milestone in Clause 13.2.1(b) shall be replaced by the following:

(b) by January 1, 2022, to commence Phase II clinical trials with respect to the First Product;

8.	The milestone in Clause 13.2.1(c) shall be replaced by the following:

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(c) by January 1, 2025, to have either commenced Phase III clinical trials or to have received FDA or EMA marketing approval in respect of a product (“Marketing Approval”); however, if the Company can prove to Yeda’s satisfaction, at Yeda’s sole discretion, that Phase III is not necessary for obtaining marketing approval, then this milestone need not be achieved.

9.
The work plan included as Annex A to the Third Amendment to the Research and Licence Agreement shall be replaced by the Work Plan for Cell Source:1st April 2018 – 30 June 2019, annexed hereto as Annex A.

10.
The work plan included as Appendix B to the Research and Licence Agreement shall continue to apply, subject to the modifications in the Work Plan for Cell Source (Ruth Arnon only): 1st April 2018 – 30 June 2019, annexed hereto as Annex B.

11.
Yeda’s bank details in clause 17.7 thereto shall deleted and replaced by the following: “Account no. 5320022, Bank Leumi le Israel B.M, LeumiTech Herzliya branch no. 864 Swift code: LUMIILITXXX. Routing no. IL010864. IBAN: IL72 0108 6400 0007 5320 022. Branch address: 15 Galalei Haplada, Herzliya, Israel”.

12.
For the avoidance of doubt, this Amendment constitutes the entire agreement between the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof (including any previous correspondence in this regard, between the parties, or on their behalf), and may be amended only by a written document signed by both parties hereto.

[signature page follows]

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IN WITNESS WHEREOF the parties hereto have set their signatures as of the Effective Date.

For YEDA RESEARCH AND DEVELOPMENT CO., LTD		For CELL SOURCE LIMITED

Signature:	/s/ Mudl Sheves /s/ Gil Granot-Mayor	Signature:	/s/ Itamar Shimrat

Name	Prof. Mudl Sheves Gil Granot-Mayor	Name:	Itamar Shimrat
Title	Chairman CEO	Title:	Chief Executive Officer

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Annex A

Work plan for Cell Source: 1st   April 2018    –  30 June  2019*

1.	Human studies :

A.	Human VETO-project : continue collaboration with Zelig.

A.1  Define optimal procedure for attaining VETO-CAR cells that retain their veto activity in-vitro after transfection and exhibit specific killing of a tumor  cell line  expressing the CAR antigen target  using the vector against Her-2.

A.2 Based  on A1 attempt to optimize VETO-CAR cells for multiple myeloma.

*	The proposed plan might be changed according to progress and therefore while some aims will be intensively investigated other might not be performed.

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Annex B

Work plan for Cell Source ( Ruth Arnon only) : 1st   April 2018    –  30 June  2019*

2.	Human studies :

A .           Continue our attempts to develop a short assay for veto activity.

Mouse studies:

B.	Continue to optimize the use of genetically modified veto cells (OT1-veto) as opposed to OT1 and veto infused separately.

C.	Finalize the study on the potential role of Tcm plus BM in the treatment of autoimmune NOD diabetic mice.
D.	Continue to investigate the potential role of Tcm plus BM in the treatment of sickle cell disease in mice
E.	Continue to Investigate the feasibility of generating anti-leukemia veto cells following immunization of the donor with leukemia specific antigens.

*	The proposed plan might be changed according to progress and therefore while some aims will be intensively investigated other might not be performed.

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